[ANDERSEN ANDERSEN & STRONG, L.C LETTERHEAD]      Exhibit 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report on the financial statements of Itex Corporation, a Nevada Corporation (Itex), into a registration statement on Form S-8 to be filed by Itex before July 31, 1998 (S-8 Registration Statement). Our report is included in Itex's annual report on Form 10K for the fiscal year ended July 31, 1997, which report is incorporated by reference into the S-8 registration statement.

/s/ Andersen Andersen & Stong L.C.

Andersen Andersen & Strong L.C.
Salt Lake City, Utah
May 4, 1998